                                                                       EXHIBIT 6

                              INTEROIL CORPORATION
                                   10th Floor
                                Brunswick House
                                44 Chipman Hill
                                 Saint John, NB
                                 Canada E2L 4S6

                        MANAGEMENT INFORMATION CIRCULAR

                            SOLICITATION OF PROXIES

     The information contained in this management information circular (the "Circular") is furnished in connection with the solicitation of proxies to be used at the annual and special meeting (the "Meeting") of shareholders of InterOil Corporation (the "Corporation") to be held on June 29, 2004 at 10:30 a.m. (Toronto, Canada time) in the Sheraton Centre Hotel, and at all adjournments of the Meeting, for the purposes set forth in the accompanying Notice of Meeting. It is expected that the solicitation will be made primarily by mail but proxies may also be solicited personally by employees of the Corporation. THE SOLICITATION OF PROXIES BY THIS CIRCULAR IS BEING MADE BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION and the total cost of the solicitation will be borne by the Corporation. The information contained herein is given as at May 10, 2004 except where otherwise noted.

                             APPOINTMENT OF PROXIES

     THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ACCOMPANYING THIS CIRCULAR ARE DIRECTORS AND/OR OFFICERS OF THE CORPORATION. A SHAREHOLDER OF THE CORPORATION HAS A RIGHT TO APPOINT A PERSON OTHER THAN THE PERSONS SPECIFIED IN SUCH FORM OF PROXY AND WHO NEED NOT BE A SHAREHOLDER, DIRECTOR OR OFFICER OF THE CORPORATION TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS SPECIFIED IN THE FORM OF PROXY, INSERTING THE NAME OF THE PERSON TO BE APPOINTED IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY, SIGNING THE FORM OF PROXY AND RETURNING IT IN THE REPLY ENVELOPE IN THE MANNER SET FORTH IN THE ACCOMPANYING NOTICE OF THE MEETING.

     TO BE VALID, PROXIES MUST BE SIGNED, DATED AND DEPOSITED WITH THE CORPORATION, C/O COMPUTERSHARE INVESTOR SERVICES, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, M5J 2Y1 (ATTENTION: PROXY DEPARTMENT), OR BY FAX TO 1-416-263-9524 OR 1-866-249-7775 (ATTENTION: PROXY DEPARTMENT), FOR SHAREHOLDERS WHOSE SHARES ARE RECORDED ON THE NORTH AMERICAN REGISTER), OR C/O COMPUTERSHARE REGISTRY SERVICES, LEVEL 3, 60 CARRINGTON STREET, SYDNEY, NSW, 2000, AUSTRALIA (FOR SHAREHOLDERS WHOSE SHARES ARE RECORDED ON THE AUSTRALIAN OR PAPUA NEW GUINEA REGISTER) AT ANY TIME UP TO 9:00 AM (LOCAL TIME) ON THE SECOND LAST BUSINESS DAY PRECEDING THE DATE OF THE MEETING. PROXIES MAY ALSO BE DEPOSITED WITH THE SCRUTINEERS AT THE MEETING, TO THE ATTENTION OF THE CHAIR OF THE MEETING, AT ANY TIME PRIOR TO THE COMMENCEMENT OF THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AN UNDATED PROXY WILL BE DEEMED TO BE DATED THE DATE IT IS MAILED.

                             REVOCATION OF PROXIES

     A shareholder who has given a proxy may revoke it by depositing an instrument in writing revoking the proxy or another completed form of proxy, executed by him or his attorney authorised in writing, at the registered office of the Corporation, 10th Floor, Brunswick House, 44 Chipman Hill, Saint John, NB, Canada E2L 4S6 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment thereof. A shareholder who has given a proxy may also revoke it in any other manner permitted by law.

               VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

     The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed as proxy on any ballot that may be called for in accordance with the instructions of the shareholder who appointed them. IN THE ABSENCE OF SUCH INSTRUCTIONS, SUCH SHARES WILL BE VOTED IN FAVOUR OF EACH MATTER REFERRED TO HEREIN.

     THE ENCLOSED FORM OF PROXY, WHEN PROPERLY COMPLETED AND SIGNED, CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS APPOINTED TO VOTE AS THEY SEE FIT WITH RESPECT TO AMENDMENTS TO OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     At the date of this circular, the management of the Corporation knows of no such amendments, variations or other matters. However, if any other matters that are not known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.

                      RECORD DATE AND ENTITLEMENT TO VOTE

     In accordance with the Business Corporations Act (New Brunswick), the Corporation will prepare a list of shareholders as of the close of business on May 10, 2004, the record date established for notice of the Meeting. Each holder of record of common shares named in the list so prepared will be entitled to one vote for each common share held on all matters proposed to come before the Meeting (except for the election of directors as described below under "Business of the Meeting -- Election of Directors"), except to the extent that the holder has transferred any common shares after the record date and the transferee of such common shares establishes ownership of them and demands in writing, not later than 10 days before the Meeting or any adjournment thereof, to be included in the list of shareholders entitled to vote at the Meeting, in which case the transferee will be entitled to vote such common shares at the Meeting.

                                 VOTING SHARES

     On May 10, 2004 the Corporation had outstanding 24,831,461 common shares. To the knowledge of the directors and officers of the Corporation, persons or corporations who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding common shares of the Corporation are as follows:

                                                                            PERCENTAGE OF
                                                              NUMBER OF        COMMON
NAME AND ADDRESS                                            COMMON SHARES      SHARES
----------------                                            -------------   -------------
Phil Mulacek..............................................    7,139,147         28.47%
PO Box 3787
The Woodlands, Texas

                            BUSINESS OF THE MEETING

ELECTION OF DIRECTORS

     The Articles of the Corporation provide that the Corporation shall have a minimum of four and a maximum of twelve directors as determined by resolution of the board of directors. The number of directors of the Corporation is presently set at six (6).

     Directors elected at the Meeting serve until the next annual meeting of shareholders or, subject to the Corporation's by-laws and to applicable laws, until their successors are elected or appointed. IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY, UNLESS INSTRUCTED OTHERWISE, TO VOTE FOR THE ELECTION AS A DIRECTOR OF EACH PROPOSED NOMINEE LISTED BELOW.

     The Corporation's by-laws and governing statute, the Business Corporations Act (New Brunswick) (the "Act"), provide for cumulative voting for the election of directors such that each shareholder entitled to vote for the election of directors has the right to cast a number of votes equal to the number of votes attached to the common shares held by such shareholder multiplied by the number of directors to be elected, and may cast all such votes in favour of one candidate or distribute them among the candidates in any manner. For this proxy, the shareholder will cast the number of votes equal to the number of common shares held by the shareholder multiplied by six (6). The distribution of votes among the nominees shall be designated on the proxy instrument. A vote in favour of the election of more than one nominee without an indication as to how the votes are to be distributed among the nominees shall mean that the votes are to be distributed equally among all nominees voted for by the shareholder. If no specification is made for any nominee, it shall mean that the proxy nominees are instructed to vote FOR all of the nominees with the votes distributed equally among all nominees. There is no condition precedent to exercise the right to vote cumulatively. The by-laws and Act further provide that a separate vote of shareholders shall be taken with respect to each proposed director unless a resolution is passed unanimously permitting two or more persons to be elected by a single resolution. It is expected that at the Meeting a motion will be made in favour of such a resolution in order to permit the election of all six (6) directors by way of a single resolution.

     Management does not expect that any of the proposed nominees will be unable to serve as a director. However, if any of the proposed nominees are for any reason unable to serve as a director, the persons named in the enclosed form of proxy will use their discretion in voting for an alternative nominee.

     The following table sets forth certain information with respect to all persons proposed to be nominated by management for election as directors.

                                                                                      NUMBER OF COMMON
                          POSITION WITH THE                              DIRECTOR   SHARES BENEFICIALLY
NAME                         CORPORATION        PRINCIPAL OCCUPATION      SINCE            OWNED
----                      -----------------     --------------------     --------   --------------------
Phil E. Mulacek.........  Chairman of the     Chairman of the Board and    1997     6,676,907  (Indirect)
                          Board, President    Chief Executive Officer                 462,240  (Direct)
                          and Chief           of the Corporation.                   7,139,147
                          Executive Officer

Christian M. Vinson.....  Director and Vice   Managing Director of         1997       168,000  (Direct)
                          President of the    InterOil Limited and Vice
                          Corporation         President of the
                                              Corporation.

G. Michael Folie........  Director and Vice   Director & CEO of Acacia     2001        20,000  (Direct)
                          Chairman            Resources Ltd. of
                                              Australia from 1994 to
                                              2000. Director of EFIC
                                              Australia from 1994 to
                                              2000

Roger N. Grundy.........  Director            Managing Director of         1997        62,000  (Direct)
                                              Breckland Ltd, a UK based
                                              engineering consulting
                                              firm.

Gaylen J. Byker.........  Director            President of Calvin          1997       959,025  (Indirect)
                                              College, a liberal arts                 122,000  (Direct)
                                              college in Grand Rapids,              1,081,025
                                              Michigan.

Edward Speal............  Director            Managing Director, BNP       2003         2,300  (Direct)
                                              Paribas (Canada), since
                                              June 2000; prior thereto,
                                              President and CEO of
                                              Paribas Bank of Canada.

     During the past five years, each person listed above has held the principal occupation listed opposite his name, or other positions within the listed corporate groups.

APPOINTMENT OF AUDITORS

     Unless the shareholder has specified in the enclosed form of proxy that the shares represented by such proxy are to be withheld from voting for the appointment of auditors, the persons named in the enclosed form of proxy intend to vote FOR the reappointment of KPMG, Chartered Accountants, as auditors of the Corporation to hold office until the next meeting of shareholders.

     KPMG was first appointed auditors of the Corporation in 1997.

APPROVAL OF STOCK OPTIONS ISSUED TO DIRECTORS

     Under Chapter 10 of the Listing Rules of the Australian Stock Exchange Limited ("ASX") issues of securities to directors must be approved by shareholders.

     The details of these options are as follows:

                                      EXERCISE PRICE    EXPIRY DATE OF       IN RESPECT OF YEAR
NAME                         NUMBER   PER SHARE (US$)       OPTIONS                ENDED
----                         ------   ---------------   ---------------   ------------------------
Phil Mulacek...............  15,000       $24.00           May 11, 2009        December 31, 2004
Christian Vinson...........  15,000       $24.00           May 11, 2009        December 31, 2004
Roger Grundy...............  15,000       $24.00           May 11, 2009        December 31, 2004
Gaylen Byker...............  15,000       $24.00           May 11, 2009        December 31, 2004
Geoffrey Folie.............  15,000       $24.00           May 11, 2009        December 31, 2004
Edward Speal...............  15,000       $24.00           May 11, 2009        December 31, 2004

     The options are subject to the Corporation's Incentive Stock Option Plan adopted by the Corporation at the Annual and Special Meeting of Shareholders held on June 25, 2003 ("Option Plan"), and all the directors of the Corporation referred to above are entitled to participate in the Option Plan. The options will be issued for nil consideration within 12 months after date of the Meeting.

     The Corporation will seek approval of the issuance of the options to each director by a separate resolution. Under the rules of the ASX, no director, or an associate of a director, can vote shares controlled by him in favour of the resolution to grant that director options, nor can a director vote on any resolution for the issuance of options to any other director.

     The Corporation is required by Rules 10.15 and 14.11 of the Listing Rules of the Australian Stock Exchange (ASX) and those of the Port Moresby Stock Exchange (POMSoX) to disregard any votes cast on any resolution to issue options to any director by:

     (a) a director of the Corporation; and

     (b) an associate of that person.

     However, the Corporation will not disregard a vote if:

     (a) it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

     (b) it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

     The details of the options granted to the directors of the Corporation who received options under the Option Plan since the last approval at the Meeting on June 25, 2003 are as follows:

                                 EXERCISE PRICE                                IN RESPECT OF YEAR
NAME                    NUMBER   PER SHARE (US$)   EXPIRY DATE OF OPTIONS            ENDED
----                    ------   ---------------   ----------------------   ------------------------
Phil Mulacek..........  15,000       $11.50            December 31, 2005         December 31, 2003
Christian Vinson......  15,000       $11.50            December 31, 2005         December 31, 2003
Roger Grundy..........  15,000       $11.50            December 31, 2005         December 31, 2003
Gaylen Byker..........  15,000       $11.50            December 31, 2005         December 31, 2003
Geoffrey Folie........  15,000       $11.50            December 31, 2005         December 31, 2003
Edward Speal..........  15,000       $11.50            December 31, 2005         December 31, 2003

OPTION PLAN

     In order that the Corporation may be able to continue to provide incentives for directors, officers, employees, consultants and other persons who provide ongoing services to the Corporation or any of its affiliates ("Eligible Participants") to participate in the growth and development of the Corporation by providing them with the opportunity through stock options to acquire an ownership interest in the Corporation, the Corporation established the Option Plan.

     It is proposed to amend the Option Plan to ensure that there are sufficient common shares available to be issued in satisfaction of further options that may be issued in the coming year. The maximum number of common shares which were reserved for issuance pursuant to the options granted under the Option Plan was initially 2,000,000 common shares (representing 8.2% of the number of issued and outstanding common shares at that time). As at the effective date of the Option Plan, there were 1,516,500 common shares subject to options, with the number effectively available to be issued being 106,237 common shares. It is proposed to amend the Option Plan to provide that the number reserved for issuance thereunder be 2,500,000. Accordingly, shareholders are being asked to consider and, if they deem it to be appropriate, to pass a resolution approving an increase in the number of common shares reserved for issuance under the Option Plan to 2,500,000.

APPROVAL OF FUTURE ISSUES OF SECURITIES

     Management is also seeking approval for the issuance of securities during three months following the date of the Meeting (or the adjourned or postponed Meeting) that are, or are convertible into, up to 2,500,000 common shares.

     The Listing Rules of the Australian Stock Exchange provide that shareholders must approve the issuance of shares or securities convertible into common shares ("Equitable Securities") exceeding 15% of the Corporation's outstanding common shares during any twelve-month period (the "15% Rule). Management believes it is in the best interests of the Corporation to have the flexibility to issue additional Equitable Securities in the future and that as further such issuances as described in the Appendix may exceed this limit, management recommends that shareholders vote in favour of a resolution approving the issue of these further Equitable Securities. Further details regarding this proposal are set out in Appendix "A".

                             EXECUTIVE COMPENSATION

     The following table (presented in accordance with the regulation (the "Regulation") made under the Securities Act (Ontario)) sets forth all annual and long-term compensation for services in all capacities to the Corporation and its subsidiaries for the three fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 (to the extent required by the Regulation) in respect of the individuals who were, at December 31, 2003, the Chief Executive Officer and the three (3) other most highly compensated executive officers whose total salary and bonus exceeded C$100,000 (approximately US$72,000) (the "Named Executive Officers"):

                                          ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                    -------------------------------   ---------------------------------
                                                                              AWARDS            PAYOUTS
                                                                      -----------------------   -------
                                                                                   RESTRICTED
                                                                      SECURITIES   SHARES OR
                                                                        UNDER      RESTRICTED
                                                       OTHER ANNUAL    OPTIONS       SHARE       LTIP      ALL OTHER
                                    SALARY    BONUS    COMPENSATION    GRANTED       UNITS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    (US$)    (US$)       (US$)          (#)         (US$)       (US$)       (US$)
---------------------------  ----   -------   ------   ------------   ----------   ----------   -------   ------------
PHIL MULACEK..............   2003   181,543   90,000       Nil          15,000        Nil         Nil         Nil
  Chairman, President and    2002   197,925      Nil       Nil         355,000        Nil         Nil         Nil
  Chief Executive Officer    2001   120,393      Nil       Nil          20,000        Nil         Nil         Nil
CHRISTIAN VINSON..........   2003   140,573   30,000       Nil          15,000        Nil         Nil         Nil
  Vice President and         2002   135,923      Nil       Nil          30,000        Nil         Nil         Nil
  Chief Operating Officer    2001   141,663      Nil       Nil          20,000        Nil         Nil         Nil
GRAEME ALEXANDER..........   2003   127,940   35,000       Nil             Nil        Nil         Nil         Nil
  Corporate Counsel          2002   106,625      Nil       Nil             Nil        Nil         Nil         Nil
  and Corporate Secretary    2001    41,550      Nil       Nil          95,000        Nil         Nil         Nil
THOMAS DONOVAN............   2003   115,250      Nil       Nil          30,000        Nil         Nil         Nil
  Chief financial            2002    68,680      Nil       Nil          30,000        Nil         Nil         Nil
  officer                    2001       Nil      Nil       Nil             Nil        Nil         Nil         Nil

                                                                         MARKET VALUE
                                                                         OF SECURITIES
                                             % OF                         UNDERLYING
                            SECURITIES   TOTAL OPTIONS                      OPTIONS
                              UNDER       GRANTED TO     EXERCISE OR      ON THE DATE
                             OPTIONS       EMPLOYEES      BASE PRICE       OF GRANT
                             GRANTED     IN FINANCIAL        US$              US$              EXPIRATION
NAME                           (#)           YEAR        ($/SECURITY)    ($/SECURITY)             DATE
----                        ----------   -------------   ------------   ---------------   --------------------
Phil Mulacek..............    15,000          5.8           11.50            11.50           December 31, 2005
Christian Vinson..........    15,000          5.8           11.50            11.50           December 31, 2005
Graeme Alexander..........       Nil          Nil             Nil              Nil                         Nil
Thomas Donovan............    30,000         11.6           10.25            10.25              April 10, 2006

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FINANCIAL YEAR-END OPTION VALUES

                                                                                           VALUE(1) OF
                                                                     UNEXERCISED         UNEXERCISED IN-
                                        COMMON                         OPTIONS         THE-MONEY OPTIONS AT
                                        SHARES       AGGREGATE    AT FISCAL YEAR-END     FISCAL YEAR-END
                                      ACQUIRED ON      VALUE             (#)                  (US$)
                                       EXERCISE     REALISED(1)      EXERCISABLE/          EXERCISABLE/
NAME                                      (#)          (US$)        UNEXERCISABLE         UNEXERCISABLE
----                                  -----------   -----------   ------------------   --------------------
Phil Mulacek........................    145,000      2,765,157        245,000/Nil           4,604,112/Nil
Christian Vinson....................     65,000      1,171,503            Nil/Nil                 Nil/Nil
Graeme Alexander....................      8,000        154,720      72,000/15,000       1,392,484/290,101
Thomas Donovan......................        Nil            Nil      10,000/50,000         175,901/774,503

Note:

(1) For all options held by an individual, value equals the product of (a) the difference, if positive, between the market value of the common shares at year-end minus the exercise price and (b) the number of options with that exercise price. The closing price on the TSX Venture Exchange on December 31, 2003 was C$31.50, equivalent to US$24.34 per common share.

                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

     There was no indebtedness owing to the Corporation, or any of its subsidiaries by any officer, director, employee, or any former officer, director or employee of the Corporation, or any of its subsidiaries at any time during or since the financial year ended December 31, 2003.

                           COMPENSATION OF DIRECTORS

     Directors of the Corporation receive an annual retainer of US$18,000, except for Dr. Folie who received US$50,000 and Mr. Vinson who received no retainer respectively, for the year ended December 31, 2003. Directors were also reimbursed for travel and other out-of-pocket expenses incurred in connection with attending board and committee meetings. Each director was also granted, in connection with his duties as a director, options to purchase 15,000 shares as described in last year's information circular.

                             INTERESTS OF INSIDERS

     Mr. Grundy, a director of the Corporation, is also the Managing Director and a shareholder of Breckland Ltd., an engineering consulting firm based in the United Kingdom. The Corporation has retained Breckland Ltd. to provide engineering services to it on an ongoing basis in connection with the Corporation's proposed oil refinery in Papua New Guinea. Those services are provided by several individuals, one of whom is Mr. Grundy. Total payments to Breckland Ltd. were US$131,250 for the year ended December 31, 2003.

     Mr Speal, a director of the Corporation, is also Vice President of BNP Paribas (Canada). The Corporation is negotiating a working capital facility of up to US$60 million through BNP Paribas (Singapore) to fund the purchase of the crude oil required for the Corporation's refinery operations in Papua New Guinea. The Corporation's Board has determined that Mr Speal's independence is not adversely affected by the Corporation's transaction and that therefore Mr Speal remains as an independent director of the Corporation. Based on the consideration of the relationship between BNP Paribas (Canada) and BNP Paribas (Singapore) and consideration of Multilateral Instrument 52-110 Audit Committees, the Board concluded that Mr Speal has no relationship (including his employment) that could reasonably interfere with the exercise of his independent judgement.

                   COMPOSITION OF THE COMPENSATION COMMITTEE

     The Corporation had a compensation committee, referred to as the Remuneration and Nomination Committee, during its financial year ended December 31, 2003. All material compensation matters during the year were dealt with by the Remuneration and Nomination Committee. The members of the Remuneration and Nomination Committee in 2003 were Mr. Mulacek, Dr. Byker and Dr. Folie. Mr. Mulacek is the only member of the committee who is also an officer of the Corporation.

                        REPORT ON EXECUTIVE COMPENSATION

     The Corporation's compensation package for senior management is composed of three elements: base salaries, annual bonuses and options to acquire common shares of the Corporation.

     The fact that the Project is in its development stage and has generated minimal revenue has been a significant factor in determining the Corporation's approach to compensating its senior management, including the CEO. Essentially, the Corporation's philosophy is twofold: first, base salaries and cash bonuses should be kept to a minimum in order to conserve the Corporation's cash; and second, management should participate in the equity ownership of the Corporation in order to align their interests with the Corporation's shareholders.

     The Corporation believes that the salaries it pays to its senior management (through its arrangements with Direct Employment Services Corp ("DESC") described below) are consistent with this approach in that they are adequate but not generous. The Corporation paid no bonuses to any member of senior management in 2003. Any bonuses that may be paid in the future while the Project is under development and construction will be relatively modest.

     The Corporation believes that equity ownership in the Corporation by its senior management is an essential feature of its compensation program. Equity ownership in a development-stage company such as the Corporation provides management with a strong incentive to increase the equity value of the Corporation, which benefits all shareholders.

                                          As Submitted by the Remuneration and
                                          Nomination Committee:

                                          Phil Mulacek
                                          Gaylen Byker
                                          G. Michael Folie

                              CORPORATE GOVERNANCE

     The Toronto Stock Exchange requires each listed company incorporated in Canada to disclose on an annual basis its approach to corporate governance, with such disclosure specifically including an explanation of any differences between the Toronto Stock Exchange's corporate governance guidelines and the practices of the listed company.

                                              DOES THE
                                             CORPORATION
CORPORATE GOVERNANCE GUIDELINE                CONFORM?                    COMMENT
------------------------------               -----------                  -------
 1.  Board should explicitly assume
     responsibility for stewardship of the
     Company, and specifically for:
     (a) adoption of a strategic planning        Yes       Board is involved in strategic
         process;                                          planning.
     (b) identification of principal risks       Yes       The Board requires Management to
         of the Company's business and                     identify and report on principal
         ensuring implementation of                        risks of the Corporation's business
         risk-management systems;                          and ensures that Management
                                                           implements risk management systems.
     (c) succession planning, including          Yes       The Board is involved in the
         appointing, training and                          selection, monitoring and development
         monitoring senior management;                     of senior management.
     (d) communications policy;                  Yes       The Board maintains a management
                                                           structure that ensures proper
                                                           communication between Management and
                                                           the Board; between members of
                                                           Management themselves; and between
                                                           Management and staff.
     (e) integrity of internal control and       Yes       The Board ensures that the
         management information systems.                   Corporation invests in modern
                                                           fit-for-purpose management
                                                           information systems and appropriate
                                                           management expertise to implement,
                                                           maintain and run such systems and
                                                           provide proper internal controls.
 2.  Majority of directors should be             No        Three (3) out of the six (6) current
     "unrelated" (free from conflicting                    directors are unrelated
     interests).                                           non-management directors.
 3.  Disclose for each director whether he       Yes       Phil E Mulacek -- related; President,
     or she is related, and how that                       CEO & Chairman; major shareholder
     conclusion was reached.                               Christian M Vinson -- related; COO,
                                                           VP; shareholder
                                                           Roger Grundy -- related based on
                                                           interest in contract with
                                                           Corporation; non-management
                                                           Michael Folie -- unrelated; Vice
                                                           Chairman; non-management
                                                           Gaylen Byker -- unrelated; non-
                                                           management.
                                                           Edward Speal -- unrelated; non-
                                                           management
 4.  (a) Appoint a committee responsible         Yes       The Board has formed the Remuneration
         for the appointment/assessment of                 and Nomination Committee, a committee
         directors.                                        responsible for, amongst other
                                                           things, appointment, assessment and
                                                           remuneration of directors.

                                              DOES THE
                                             CORPORATION
CORPORATE GOVERNANCE GUIDELINE                CONFORM?                    COMMENT
------------------------------               -----------                  -------
     (b) Composed exclusively of non-            No        The Remuneration and Nomination
         management directors, the                         Committee is composed of a majority
         majority of whom are unrelated.                   of non-management directors.
 5.  Implement a process for assessing the       No        Neither the Corporation nor the Board
     effectiveness of the Board, its                       is of the appropriate size or
     committees and the contribution of                    maturity to warrant such a process.
     individual directors.
 6.  Provide orientation and education           No        Neither the Corporation nor the Board
     programs for new directors.                           is of the appropriate size or
                                                           maturity to warrant formal programs.
 7.  Examine size of Board and consider          Yes       The size of the Board has been
     reducing the size of Board, with a                    examined and it has been determined
     view to improving effectiveness                       to be of appropriate size for the
                                                           development of the Corporation.
 8.  Review compensation of directors in         Yes       This is one of the functions of the
     light of risks and responsibilities.                  Remuneration and Nomination
                                                           Committee.
 9.  Committees should generally be              Yes       The Committees (except the Audit
     composed of non-management directors,                 Committee) are composed of a majority
     a majority of whom are unrelated.                     of unrelated, non-management
                                                           directors.
10.  Assume responsibility for or appoint        Yes       The Board assumes responsibility for
     a committee responsible for approach                  overseeing the Corporation's approach
     to corporate governance issues.                       to corporate governance issues.
11.  (a) Define limits to management's           Yes       The Board monitors the mandates for
         responsibilities by developing                    the Board, CEO and Senior Management.
         mandates for:
         (i) the Board;
         (ii) the CEO.
     (b) Board should approve CEO's              Yes       The Board has oversight over the
         corporate objectives.                             CEO's corporate objectives.
12.  Establish procedures to enable the          No        The Board's depends on access to
     Board to function independently of                    up-to- date and detailed reporting
     management.                                           from Senior Management.
13.  (a) Establish an audit committee with       Yes       The Board has established an Audit
         a specifically defined mandate.                   Committee with specific mandate.
     (b) All members of audit committee          Yes       All members are non-management
         should be non-management                          directors.
         directors.
     (c) Audit committee should have             Yes       Audit Committee has direct access to
         direct communication channels to                  and meetings with external auditors.
         internal and external auditors.
     (d) Audit committee duties should           Yes       Audit Committee oversees management
         include oversight responsibility for              reporting on internal controls.
         management reporting on internal
         control.
14.  Implement a system to enable                Yes       Executive directors are able to
     individual directors to engage                        engage outside advisers, within their
     outside advisers, at the Company's                    individual mandates. Otherwise, Board
     expense, subject to approval of                       approval is required.
     appropriate committee of the Board.

                            PERFORMANCE GRAPH UPDATE

     The following performance graph compares the Corporation's cumulative total shareholder return (assuming an initial investment of $100) on its common shares as of year-end for the five years prior to the end of the Corporation's 2003 financial year, with the cumulative total shareholder return on the S&P/ TSX Composite Index, assuming the reinvestment of dividends, where applicable, for the comparable period.

                     COMPARISON OF THE FIVE YEAR CUMULATIVE
                   TOTAL SHAREHOLDER RETURN ON COMMON SHARES

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------
                          1998        1999        2000        2001        2002         2003
----------------------------------------------------------------------------------------------
 INTEROIL               C$100.00    C$141.81    C$384.22    C$409.44    C$680.70    C$1,864.51
 S&P/TSX COMPOSITE
  INDEX                 C$100.00    C$129.72    C$137.74    C$118.54    C$101.98    C$  126.75

                              MANAGEMENT CONTRACTS

     The services of certain executive officers and senior management of the Corporation are provided under a management services agreement with DESC. DESC is a U.S. private company administered by executive officers of the Corporation and which was established for the purpose of providing non-profit management services to the Corporation. During 2003, the services of seven (7) individuals (including Mr. Mulacek and Mr. Vinson) were provided to the Corporation and its subsidiaries under this agreement, and DESC was paid US$738,375 for those services. Each of these persons who acted as an officer of the Corporation was duly appointed as an officer.

     The Corporation also pays a management fee to PIE Corp. of US$150,000 per annum, which serves as sole general manager of SPI InterOil LDC. Under Bahamian corporate law, a sole general manager of a company is appointed by the members (shareholders) of the company and has the authority to manage the business and affairs of the company. The sole General Manager of a company exercises all powers that would typically be exercised by a board of directors. PIE Corp. is owned by Mr. Mulacek, Chairman, President and Chief Executive Officer of the Corporation, and members of his family.

     The contents of this Circular and its sending to shareholders of the Corporation have been approved by the directors of the Corporation.

                                          By order of the Board of Directors

                                          (signed) Phil E. Mulacek
                                          Chairman and Chief Executive Officer

May 10, 2004

                                                                    APPENDIX "A"

                                FUTURE ISSUANCES

     ISSUANCE: The issuance of further securities during three months following the date of the Meeting (or the adjourned or postponed Meeting) that are, or are convertible or exchangeable into, up to 2,500,000 common shares.

     TERMS: The issue price of the securities must be a minimum of 80% of the average closing market price for the Corporation's common shares, calculated over the last 5 days on which sales in the common shares were recorded before the day on which the issue may be made. The common shares issued will rank pari passu with the Corporations outstanding common shares and may be subject to hold periods under applicable securities laws.

     ALLOTTEES: Expected to be clients of underwriters or brokers, which have not yet been identified.

     USE OF PROCEEDS: The intended use of the funds raised from this issuance will be for the Corporation's general corporate purposes.

     VOTING: The Corporation is required by Rules 7.1 and 14.11 of the Listing Rules of the Australian Stock Exchange (ASX) and those of the Port Moresby Stock Exchange (POMSoX) to disregard any votes cast on this resolution by:

          (a) those persons who may participate in this proposed issue or who may obtain a benefit from this issuance, except a benefit solely in the capacity of a holder of common shares, if the resolution is passed; and

          (b) associates of those persons.

     However, the Corporation will not disregard a vote if:

          (a) it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

          (b) it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

     No persons are at the date of this Circular, or are expected at the date of the Meeting to be, known to the Corporation to be obtaining any benefit from the issuance of securities of the Corporation to be thus approved at the Meeting.

     RESOLUTION: It be resolved that for the purposes of Listing Rule 7.1 of the Listing Rules of the ASX and POMSoX, the Corporation be authorised to issue further securities during three months following the date of the Meeting (or the adjourned or postponed Meeting) that are, or are convertible or exchangeable into, up to 2,500,000 common shares.

                                       A-1